                                 Exhibit 10.1

          LEASE OF SPACE IN INTERNATIONAL HOME FURNISHINGS CENTER(R)

IHFC(R):   International Home Furnishings Center(R), Inc.        LESSEE:  Hooker Furniture Corporation
           Post Office Box 828                                            PO Box 4708
           High Point, North Carolina 27261                               440 E Commonwealth Blvd
                                                                          Martinsville, Virginia 24115

DESCRIPTION OF PREMISES:     Space No W1047 including bays C1003, G1062, G1067,
G1077, H1042, H1043, H1045 and W1041 in the International Home Furnishings Center(R), High Point, North Carolina.

             TERM:  5 Years

COMMENCEMENT DATE:  November 1, 2000
  EXPIRATION DATE:  October 31, 2005

  ANNUAL RENTAL: 46,330.00 sq. ft. @ $10.25 per sq. ft. per year    $ 474,882.50

ADDITIONAL OR SUPPLEMENTAL TERMS AND PROVISIONS

Addendum A for Hamilton Wing Leases is attached hereto and made a part of this lease.

This lease supersedes the present lease between the Lessor and Lessee for Space #W1047, dated August 11, 1999, and such prior lease shall be deemed cancelled.



IHFC(R), by this Agreement, leases to Lessee and Lessee leases from IHFC(R), the Premises described above, at the rental, for the term and upon the other terms and conditions contained on this page and in IHFC's(R) Standard Terms and Conditions of Lease (IHFC(R) Form No. 900103) which are incorporated by reference in and made a part of this lease.

IHFC(R) and Lessee have caused this Lease to be executed by their duly authorized officers, this the 3rd day of August, 2000.

IHFC(R):                                                                            EXHIBITOR:
International Home Furnishings Center, Inc.                           Hooker Furniture Corporation
                                                                      -------------------------------------------------
                                                                      Complete Formal Business Name

By:     /s/  William S. DiPaolo                                       Virginia Corporation
        ---------------------------------------------------           -------------------------------------------------
                 VICE PRESIDENT                                       LEGAL FORM OF BUSINESS: CORPORATION, PARTNERSHIP
                                                                      OR INDIVIDUAL AND STATE OF PRINCIPAL OFFICE

                                                                      By:  /s/ Paul B. Toms, Jr.
                                                                           -------------------------------------------------
                                                                                          NAME                TITLE
                                                                            PRESIDENT, VICE PRESIDENT, GENERAL PARTNER, OWNER

Attest: /s/ Jane S. Lain
        -------------------------------------------------
                 SECRETARY
                                                                      Attest:  /s/ Edwin L. Ryder                    CORPORATE SEAL
                                                                               -------------------------------------
                                                                               ASST. SECRETARY IF LESSEE IS A CORPORATION
CORPORATE SEAL

                    STANDARD TERMS AND CONDITIONS OF LEASE
                            IHFC(R) FORM NO. 900103

1.0
PREMISES (S)1.1.Description. Lessee acknowledges receipt of a drawing or floor plan showing the exact location of the Premises in the International Home Furnishings Center(R) showroom complex owned and operated by IHFC(R) (the "Home Furnishings Center"). The Home Furnishings Center is more particularly described on a map or plat prepared by Davis-Martin-Powell and Associates, Inc. and designated Job No. S-18512, a copy of which is on file at the office of IHFC(R) and is incorporated in this Lease by reference. The lease of the Premises includes the right of access to the Premises through the common areas of the Home Furnishings Center.

          (S)1.2. Relocation. Lessee acknowledges and agrees that it is essential to the orderly and efficient operation of the Home Furnishings Center by IHFC(R) that IHFC(R) have the right from time to time to relocate lessees in order to achieve optimum utilization of all space in the Home Furnishings Center. Consequently, IHFC(R) shall be entitled to relocate Lessee as provided in this section if IHFC(R) determines that relocation of Lessee is in the best interest of the Home Furnishings Center in the conduct of its business. IHFC(R) shall exercise its right to relocate Lessee in the following manner: (a) the premises to which Lessee is to be relocated (the "New Premises") shall be selected by IHFC(R) and shall be equivalent (as determined by IHFC(R) in its sole discretion) in size and value to the Premises; (b) IHFC(R) shall notify Lessee of its intent to relocate Lessee within a time period prior to the commencement of the next regularly scheduled Market such that the Lessee has a reasonable period of time (as determined by IHFC(R) in its sole discretion) to refixture, redecorate, and prepare to show at that Market and identify the proposed New Premises, (c) within ten (10) days after notice of relocation by IHFC(R), Lessee, at its option, may terminate this Lease by written notice to IHFC(R); (d) if Lessee fails to terminate this Lease as provided in (c) above, the New Premises shall be substituted for the original Premises. This Lease shall continue in full force and effect without any other change, and IHFC(R), at its expense, shall move Lessee's property to the New Premises and shall pay the costs (less a reasonable allowance for depreciation) of replacing (as nearly as possible) all installations and improvements of Lessee which cannot be moved to the New Premises.
2.0
TERM (S)2.1. Commencement and Expiration Date. The Commencement Date and Expiration Date of the Lease term are the dates set forth on the first page of this Lease.

          (S)2.2. Holding Over. If Lessee remains in possession of the Premises after the expiration or termination of this Lease, Lessee shall be only a tenant at will but its occupancy shall otherwise be subject to all of the terms and provisions of this Lease, except that Lessee shall pay per diem rent for each day Lessee occupies the premises, in an amount equal to one hundred fifty percent (150%) of the then prevailing annual rates for comparable space charged by IHFC(R) to new tenants, prorated on a daily basis.
3.0
RENT (S)3.1. Annual Rental. Lessee shall pay to IHFC(R) without offset or deduction the Annual Rental for the Premises set forth on the first page of this Lease, in semiannual installments, each such semiannual installment being due and payable in advance on or before the first day of November and on or before the first day of May (the "Rental Payment Dates") of each calendar year during the Lease term, except as provided in (S)3.2.

          (S)3.2. No Reduction. If the Commencement Date is a day other than a Rental Payment Date, Lessee acknowledges and agrees that by receiving possession of the Premises on the Commencement Date, Lessee will be able to show its merchandise at the next ensuing Market and will receive the same benefits as would have been the case had the Lease term commenced on the Rental Payment Date next preceding the actual Commencement Date. Lessee therefore agrees to pay a full semiannual rental payment for the period of time beginning with the Commencement Date and ending on the day before the next Rental Payment Date.

          (S)3.3. Rent Adjustment. In addition to the Annual Rental provided for in (S)3.1, Lessee agrees to pay IHFC(R), for each Lease Year, an amount determined by multiplying the Annual Rental by a percentage equal to the cumulative percentage increase, if any, in the CPI, determined as follows:

          (a) "CPI" means the Consumer Price Index, All Urban Consumers - U.S. City Average - All items (1982-4=100) as published by the Bureau of Labor Statistics of the United States Department of Labor;

          (b) If the Commencement Date is a Rental Payment Date, A Lease Year is the annual period commencing on the Commencement Date and on each anniversary thereof. If the Lease Term commences on any other date, a Lease Year is the annual period commending on the Rental Payment Date next preceding the Commencement Date, and on each anniversary thereof;

          (c) The cumulative percentage increase in the CPI shall be the percentage increase, if any, in the CPI for the sixth month prior to the Lease Year in question over the CPI for the same month next preceding the Commencement Date;

          (d) If the CPI ceases to use the 1982-4 average equaling 100 as the basis of calculation, or if a change is made in the term or number of items contained in the CPI, or if the CPI is altered, modified, converted or revised in any other way, then the foregoing computations shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if the Bureau shall not publish the same, then with the use of a conversion factor which adjusts the modified CPI to the figure that would have been arrived at had the change in the manner of computing the CPI in effect on the date of this lease not been altered. If the Bureau shall cease publication of the CPI, then any substitute or successor index published by the Bureau or other governmental agency of the United States shall be used, similarly adjusted. If neither the CPI or a successor or substitute index similarly adjusted is available, then a reliable governmental or other reputable publication selected by IHFC(R) and evaluating the information theretofore used in determining the CPI shall be used;

          (e) IHFC(R) shall bill the Lessee for the cumulative increase in the Annual Rental at the same time as its normal invoices for Annual Rental are sent prior to each Lease Year, and, upon request by Lessee, shall furnish Lessee with a statement explaining the method of computation of the CPI increase; and

          (f) IHFC(R) shall not be obliged to make any adjustments or recomputations, retroactive or otherwise, by reason of any revision which may later be made in the amount of the CPI first published for any month.

4.0         (S)4.1. Use. Lessee shall use the Premises for the display,
USE AND     exhibition, and sale of home furnishings, furniture, accessories,
OCCUPANCY   carpeting and wall coverings, and for office or clerical
BY LESSEE   purposes to the extent reasonably required for the conduct of such activities at the Premises, and for no other purpose.



            (S)4.2. Operation During Markets. Lessee shall open the Premises, exhibit its products and staff the Premises with employees for the entire period of each regularly scheduled Market.

            (S)4.3. Rules and Regulations. IHFC(R) has established rules, regulations guidelines and polices (the "Guidelines") regarding the operation of the Home Furnishings Center, and shall be entitled to establish Guidelines from time to time after the execution of this Lease. Lessee acknowledges receipt of a copy of the current Guidelines and agrees to comply, and to cause its employees, contractors, agents and others occupying the Premises to comply, with all current and future Guidelines, provided that (a) IHFC(R) notifies Lessee of any Guidelines established after the date of this Lease and (b) the Guidelines established by IHFC(R) do not unreasonably interfere with Lessee's use of the Premises for the purposes set forth in (S)4.1.

            (S)4.4. Restriction on Other Operations of Lessee. Lessee agrees (insofar as and to the extent Lessee may lawfully do so) that during all regularly scheduled Markets or other times at which the Home Furnishings Center is officially open to buyers during the term of this Lease, Lessee will not, within a five (5) mile radius of the Home Furnishings Center (a) operate any other showroom under the same trade name or names under which Lessee does business from the Premises or (b) exhibit in any other location the same merchandise which Lessee exhibits in the Premises. Lessee acknowledges and agrees that it is in the best interest of Lessee and other tenants in the Home Furnishings Center as exhibitors, and in the best interest of the successful operation of the Home Furnishings Center as a national market for home furnishings, to maximize buyer traffic in, and the duration of buyer visits to, the Home Furnishings Center. Lessee agrees that the foregoing provisions are reasonably necessary to accomplish these purposes, and that a breach of these provisions by Lessee will constitute a material breach of the Lease.

            (S)4.5. Property of Others. Lessee will not place or permit to be placed in the Premises property of any other person or entity, unless it has first secured the written consent of IHFC(R).

            (S)4.6. Market Dates; Admission. IHFC(R) shall have the sole right to prescribe the dates of regularly scheduled Markets applicable to Lessee's lines of merchandise, and qualifications, conditions and times of admission to the Home Furnishings Center. IHFC(R) may restrict admission to accredited buyers and condition admission upon the presentation of credentials prescribed or provided by IHFC(R). Without limiting the generality of the foregoing, Lessee agrees not to admit any buyers to the Premises during the seven-day period prior to each Market.

            (S)4.7. Compliance. Lessee agrees not to use or occupy the Premises, or permit them to be used or occupied, in any manner which violates applicable laws or regulations affecting the Premises or the Home Furnishings Center established by any governmental or public authority having jurisdiction to promulgate such laws or regulations, or by any insurance carrier insuring the Premises, property located therein, or the Home Furnishings Center.

            (S)4.8. Inspection by IHFC(R). IHFC(R) and its representatives shall be entitled to enter the Premises at any reasonable time for the purpose of inspecting the Premises, performing any work required or permitted to be performed by IHFC(R) under this Lease, and exhibiting the Premises to prospective mortgagees and tenants. IHFC(R) agrees that to the extent practical, it will not unreasonably interfere with the operation of Lessee's business in the exercise of its rights under this Section.

5.0 (S)5.1. Transfers by Lessee. Lessee agrees not to assign this Lease ASSIGNMENT or sublet all or any part of the Premises without Lessor's prior
AND         written consent in each instance. In the event of an
SUBLETTING  assignment or sublease, Lessee shall remain primarily liable for payment and performance of all obligations under this Lease upon default by the assignee or subtenant, notwithstanding the acceptance of rent or performance directly from the assignee or subtenant by IHFC(R).

            (S)5.2. Subleasing Policy. All proposed subleases which IHFC(R) is requested to approve pursuant to (S)5.1 must conform to subleasing policies established by IHFC(R) from time to time, and Lessee acknowledges and agrees that IHFC's(R) subleasing policies, among other things, may provide for selection of sublessees from a priority waiting list, the use of standard forms, direct billing by IHFC(R), the imposition of subleasing fees by IHFC(R), and the retention by IHFC(R) of the excess of any amounts payable under the sublease over the rent and other charges payable under this Lease. Nothing in this section may be construed to create any inference that IHFC(R) is obligated to approve any sublease which complies with the provisions of this section.

            (S)5.3. Change of Ownership. For purposes of this Paragraph, an assignment includes: (1) one or more sales or transfers by operation of law or otherwise by which an aggregate of more than fifty percent (50%) of Lessee's shares or ownership shall be vested in a party or parties who are not shareholders or owners of Lessee as of the date of this Lease; (2) any transfer by operation of law; (3) any assignment among co-tenants; and (4) any assignment of a part interest in this lease.

6.0         (S)6.1. Acceptance. Lessee has examined the Premises and accepts
REPAIRS     them in their present conditions, without any representation on the
AND         part of IHFC(R) as to the present or future condition of the
MAINTENANCE Premises except as otherwise specifically provided in this Lease.

            (S)6.2. IHFC's(R) Repair Obligations. IHFC(R) shall at IHFC's(R) expense maintain the exterior walls, roof, structural supports and common areas of the Home Furnishings Center in good order and repair; provided, however, that (a) IHFC(R) is not an insuror and its responsibility to do so shall be confined to making the proper repairs within a reasonable time after it has received notice of the necessity, nature and location of the repairs and (b) Lessee shall repair any damage to the Home Furnishings Center caused by Lessee or its agents.

            (S)6.3. Lessee's Repair Obligations. Lessee agrees to maintain the Premises in a neat and clean condition, in good order and repair, and in full compliance with applicable laws, ordinances, regulations, and codes.

            (S)6.4. Surrender. At the expiration or termination of this Lease, Lessee agrees to quit and surrender the Premises to IHFC(R) in as good a condition as when received, reasonable wear and tear and damage by fire or other casualty excepted.

7.0.           (S)7.1. Lessee's Property. Subject to the security interest
LESSEE'S       granted in (S)12.4 of this Lease, all merchandise, office
PROPERTY;      furniture and equipment, samples, inventory and other unattached
ALTERATIONS    movable property placed in the Premises by Lessee shall remain
AND            the property of Lessee, and Lessee, if it is not in default under
IMPROVEMENTS   this Lease, shall be entitled to remove such items from the
               Premises, provided Lessee repairs any damage to the Premises or the Home Furnishings Center caused by such removal.

               (S)7.2. Placing Property in or Removing Property From Premises. Except as otherwise specifically permitted by IHFC's(R) Guidelines, all property of Lessee shall be moved to or from the Premises by the employees or designated contractors of IHFC(R), at the expense and risk of Lessee, and Lessee agrees to pay IHFC(R) upon receipt of IHFC's(R) invoice IHFC's(R) standard charges for moving such items to and from the Premises. IHFC(R) shall not be liable for any loss or damage to property of Lessee, unless caused by the negligence of IHFC(R) or its employees.

               (S)7.3. Alterations and Improvements. Lessee shall be entitled to make alterations, additions, and improvements to the Premises, provided Lessee first obtains IHFC's(R) written consent, which IHFC(R) will not unreasonably withhold. Any alteration, addition, improvement or other property attached to the Premises by Lessee (including, without limitation electrical wiring, lighting fixtures, carpeting and track lighting) shall become the property of IHFC(R) upon the expiration or termination of this Lease, unless IHFC(R) elects to require Lessee to remove the same, repair any damages occasioned by such installation or removal, and restore the Premises to their original condition.

               (S)7.4. Performance of Work. All work in connection with alterations, additions, or improvements to the Premises (a) shall be performed in a first class, workmanlike manner with all required governmental and utility permits obtained in advance by Lessee; (b) shall not weaken or impair the structural integrity of the Home Furnishings Center; and (c) shall be in accordance with plans and specifications, and performed by contractors, approved by IHFC(R). All contractors performing such work shall carry insurance satisfactory to IHFC(R) and shall execute lien waivers, and indemnity agreements satisfactory to IHFC(R). IHFC(R) shall have no duty to Lessee or anyone else to enforce these requirements or inspect the work of Lessee's contractors.
8.0
TAXES IHFC(R) agrees to pay all ad valorem taxes and assessments levied, assessed or charged against the Home Furnishings Center. Lessee agrees to list and pay all license, privilege, ad valorem or other taxes levied, assessed or charged against Lessee or IHFC(R) on account of the operation of Lessee's business in the Premises or on account of property owned by Lessee.

9.0
UTILITIES      IHFC(R) agrees to furnish heat, electricity, air conditioning, and elevator service to the Premises for a period beginning thirty (30) days prior to the commencement of each regularly scheduled Market, and ending fourteen (14) days following the close of each such Market; provided, however, that IHFC(R) shall not be liable for interruptions in service due to breakdowns or other causes beyond its control. If Lessee uses the Premises at any other times, Lessee agrees to pay such additional charges as may be imposed by IHFC(R) for such excess utility use.

10.0           (S)10.1. Insurance. Lessee agrees to keep its property located in
INSURANCE;     the Premises, including all alterations, additions and
INDEMNITY      improvements made by it, insured against loss or damage by fire or other casualty, under an "all risks" policy in an amount equal to full replacement cost value thereof. Lessee agrees to maintain in force comprehensive general liability insurance coverage on the Premises, with a minimum combined single limit of $500,000 for death, personal injury or property damage, naming IHFC(R) as an additional insured. This general liability coverage may be either on an "occurrence" or a "claims made" basis. If on a "claims made" basis, Lessee must either:

                    (a) Agree to provide certificates of insurance evidencing the above coverages for a period of three years after expiration of the lease, which certificate shall evidence a "retroactive date" no later than the Commencement Date; or

                    (b) Purchase the extended reporting period endorsement for the policy or policies in force during the term of this lease and evidence the purchase of this extended reporting period endorsement by means of a certificate of insurance or a copy of the endorsement itself.

               All policies shall provide that unless IHFC(R) is given ten (10) days written notice of any cancellation, failure to renew, or material change, the insurance shall remain in full force and effect, without change. On or before the Commencement Date, Lessee agrees to provide IHFC(R) with satisfactory evidence that all required insurance is in force. Lessee may provide any insurance required under this Article through its corporate or blanket policies.

               (S)10.2. Waiver of Subrogation. To the extent that any business interruption or loss or damage to property occurring in the Premises or in the Home Furnishings Center, or in any manner growing out of or connected with Lessee's occupation of the Premises or the condition thereof (whether or not caused by the negligence of IHFC(R) or Lessee or their respective agents, employees, contractors, tenants, licensees, or assigns) is covered by insurance (regardless of whether the insurance is payable to or protects IHFC(R) or Lessee, or both) neither IHFC(R) nor Lessee, nor their respective officers, directors, employees, agents, invitees, assignees, tenants, or subtenants, shall be liable to the other for such business interruption or loss or damage to property, it being understood and agreed that each party will look to its insuror for reimbursement. This release shall be effective only so long as the applicable insurance policies contain a clause to the effect that it shall not affect the right of the insured to recover under the policies. Such clauses shall be obtained by the parties wherever possible. Nothing in this Section may be construed to impose any other or greater liability upon either IHFC(R) or Lessee than would have existed in its absence.

               (S)10.3. Assumption of Risks, Release, and Indemnity. Lessee (1) assumes all risks with respect to, (2) releases IHFC(R) from liability for, and (3) agrees (except to the extent IHFC(R) is effectively protected by insurance) to protect indemnify and save harmless IHFC(R) from and to defend IHFC(R) (through counsel acceptable to IHFC(R)) against any claim liability, loss, or damage arising out of or connected with the following, however caused and wherever originating and regardless of whether the cause or means of repairing the same is accessible to or under the control of Lessee:

                    (a) Damage to property of Lessee, or its agents, employees or subtenants occurring in or about the Home Furnishings Center;
                    (b) Damage to property of anyone occurring in or about the Premises;
                    (c) Any injury to or interruption of business or loss of profits attributable to or connected with any damage to property referred to in subparagra phs (a) or (b), above.

                    (d) Death or personal injury occurring in or about the Premises (unless resulting from the negligence of IHFC(R) or its employees); or(e) Any other risks with respect to which Lessee is required to insure by the terms of this Lease (whether or not such insurance is actually in force).

               In addition to and without limiting the generality of the foregoing, Lessee's assumption of risk, release, and indemnity obligations as set forth above shall apply to any claim, liability, loss or damage arising out of or in connection with
               (1) Lessee's occupancy of or conduct of business in the Premises
               (2) the condition of the Premises, (3) any default of Lessee under this Lease; and (4) mechanic's or materialmen's liens asserted by persons claiming to have dealt with Lessee or Lessee's contractors.

11.0           (S)11.1. Option to Terminate. If the Premises are damaged or
DAMAGE OR      by destroyed fire or other casualty to such extent that they are
DESTRUCTION    completely   untenantable, or if the area of the Home Furnishings
               Center in which the Premises are located is so severely damaged that IHFC(R) elects to demolish, or completely rebuild it, IHFC(R) may terminate this Lease by notifying Lessee within thirty (30) days following the damage or destruction, and rent and other charges payable by Lessee under this lease shall be apportioned to the date of the damage or destruction.

               (S)11.2. Obligation to Repair or Restore. If the Premises are damaged by fire or other casualty, unless IHFC(R) has exercised its right to terminate, if any, under (S)11.1, IHFC(R) shall with reasonable dispatch, and in any event within one hundred eighty
               (180) days, repair and restore the Premises to their condition existing at the date of the damage or destruction (except for alterations and improvements installed by Lessee and other property of Lessee, which Lessee shall repair and restore within that time) and this Lease shall remain in full force and effect except that rent shall abate as provided in (S)11.3.

               (S)11.3. Rent Abatement. If the Premises are damaged or destroyed by fire or other casualty and this Lease is not terminated, rent and other charges under this Lease shall abate in the same percentage as the rentable area of the Premises available for use bears to the entire rentable area of the Premises; provided, however, that if the Premises are damaged or destroyed to such extent that it is unreasonable to expect Lessee to continue to operate the Premises as a showroom, all rent shall abate from the date of the damage or destruction until the earlier of the date the Premises are repaired and restored, or the date Lessee reopens the Premises as a showroom. Notwithstanding the foregoing if IHFC(R) is able to repair and restore the Premises within such time as to permit Lessee (in the exercise of reasonable dispatch and considering the time required for Lessee to complete Lessee's restorations to the Premises and redecorate them) to use the Premises for a showroom at the next ensuing Market after the damage or destruction, there shall be no abatement of rent.

12.0           (S)12.1. Events of Default. Lessee shall be in default under this
DEFAULT        Lease if any one of the following Events of Default occurs:

                    (a) Lessee fails to pay when due any installment of rent or other amount due under the terms of this Lease;

                    (b) Lessee fails to pay when due any other amount owed to IHFC(R); or

                    (c) Lessee repudiates or fails to perform any obligation under (S)1.2 (Relocation), (S)4.0 (Use), (S)5.0 (Assignment and Subletting), (S)7.3 (Alterations), (S)13.0 (Subordination) or (S)14.0 (Estoppel Certificates).

                    (d) Lessee vacates or abandons the Premises;

                    (e) Lessee becomes insolvent, executes an assignment for the benefit of creditors, is adjudicated a bankrupt, files for relief under the reorganization provisions of any Federal bankruptcy law or state insolvency law, or a permanent receiver of the property of Lessee is appointed by any court of competent jurisdiction.

                    (f) Lessee repudiates or, within ten (10) days after notice of nonperformance by IHFC(R), fails to perform any other obligation which it is required to perform under the terms of this Lease or, if performance cannot reasonably be had within ten (10) days after notice from IHFC(R), Lessee fails to commence performance within that period and diligently proceed to completion of performance.

               (S)12.2. Remedies. If an Event of Default occurs, IHFC(R), at its option and without further notice to Lessee, may pursue any remedy now or hereafter available to IHFC(R) under the laws of the State of North Carolina. Without limiting the generality of the foregoing, IHFC(R) shall be entitled to reenter the Premises by force, summary proceedings or otherwise, expelling Lessee and removing all property from the Premises, all without liability to Lessee or anyone else and either:

                    (a) attempt to relet the Premises for such term and rental and upon such other terms and conditions as IHFC(R) in its sole discretion deems advisable. All rentals received by IHFC(R) from such reletting shall be applied, first, to payment of any indebtedness other than rent due from Lessee to IHFC(R); second, to payment of any expenses of reletting, including, without limitation, the costs of recovering the Premises, such alterations or repairs as may be necessary to relet the Premises, brokerage fees, and reasonable attorney's fees; third to payment of any rent unpaid under the terms of this Lease; and the residue, if any, to the payment of rent as the same becomes due and payable under this Lease. If the amount received from such reletting and applied to rent during any semiannual period is less than the rent reserved under this Lease, Lessee agrees to pay the deficiency to IH FC(R). The deficiency shall be calculated and paid semiannually. No reentry or taking possession of the Premises by IHFC(R) shall be construed as an election upon its part to terminate this Lease unless IHFC(R) so notifies Lessee or this Lease is terminated by order of a court of competent jurisdiction; or

                    (b) notwithstanding any reletting without termination, at any time after an Event of Default occurs, elect to terminate this Lease, and, in addition to IHFC's(R) other remedies, recover from Lessee all damages incurred by reason of Lessee's default, including, without limitation, the costs of recovering the Premises, reasonable attorney's fees, and the worth, at the time of the termination, of the excess, if any, of the amount of rent reserved under this Lease over the then reasonable rental value of the Premises for the remainder of the term of the Lease, all of which amounts shall be immediately due and payable from Lessee to IHFC(R).

               (S)12.3. Late Charges. If any installment of rent or any other amount due under this Lease is not received by IHFC(R) within ten
               (10) days after the date such payment was due, then Lessee shall be obligated to pay, in addition to the amount due, a late charge equal to five percent (5%) of the overdue amount. Lessee agrees that this late charge represents a fair and reasonable estimate of the additional processing, accounting and other costs IHFC(R) will incur by reason of late payment by Lessee, the exact amount of which would be difficult to ascertain. Notification by IHFC(R) to Lessee that a late payment charge has been added to the amount of overdue rent or other charges shall not constitute a waiver of Lessee's default, nor preclude IHFC(R) from exercising any other remedy.

               (S)12.4. Security Interest. As security for performance and payment of all present and future rents and other obligations required to be paid or performed by Lessee under the terms of this Lease, and for any other amounts owed IHFC(R) by Lessee, Lessee hereby grants unto IHFC(R) a security interest in all installations, samples, goods, merchandise, furniture, fixtures, and other property of Lessee, now owned or hereafter acquired, located in the Premises or the Home Furnishings Center. If an Event of Default occurs, IHFC(R) at any time thereafter may exercise, in addition to its other remedies, the rights of a secured party under Chapter 25 of the North Carolina General Statutes. The proceeds from any sale of the collateral pursuant to such remedies shall be applied in the following order: (a) the expense of taking, removing, holding for sale, and preparing for sale, specifically including IHFC's(R) reasonable attorney's fees; (b) the expense of liquidating any liens, security interests or other encumbrances superior to this security interest; and (c) amounts owed by Lessee to IHFC(R) under the terms of this Lease or otherwise, in the order herein provided for. Lessee agrees to execute such financing statements and other documents as may be required to perfect the security interest granted to IHFC(R) under this Section.

               (S)12.5. Partial Payment. IHFC(R) shall not be obligated to accept partial payments of rent or other charges due under this Lease. If IHFC(R) accepts any such payment, IHFC(R) shall not be deemed to have waived the default of Lessee by reason of non-payment of such charges in full, nor to have waived its right to collect late charges. IHFC(R) will hold any partial payment so received as a deposit against full payment of such amounts. At any time prior to full payment by Lessee of such amounts, IHFC(R) may exercise any one or more of its remedies on default, and apply the deposit to any amounts or damages owed IHFC(R) as of the date IHFC(R) elects to exercise such remedies, including, without limitation, pro rata rent and other charges payable under this Lease for the current lease period up through the date of the exercise by IHFC(R) of its remedies upon default. The acceptance of such deposit by IHFC(R) shall be entirely without prejudice to IHFC's(R) right thereafter, at any time prior to payment in full, to assert such default, apply the deposit as provided in this section, and pursue all remedies available to IHFC(R) under this Lease or applicable law.

               (S)12.6. Default Under Prior Lease. If this Lease is to take effect at the expiration of an earlier lease between IHFC(R) and Lessee for space in the Home Furnishings Center (the "Prior Lease"), then this Lease is subject to Lessee's performing its obligations under the Prior Lease up through the date of its expiration. If an Event of Default occurs under the Prior Lease and IHFC(R), pursuant to its rights under the Prior Lease, either
               (a) terminates Lessee's right to possession of the Premises or
               (b) terminates the Prior Lease, then this Lease shall be automatically terminated, whether or not such termination is expressly stated in any notice from IHFC(R) to Lessee.

13.0 At the election of IHFC(R), this Lease shall be subordinate to a SUBORDINATION first mortgage or deed of trust held by a lending institution and secured by the Home Furnishings Center; provided, however, that IHFC(R) agrees to use reasonable efforts to secure from the mortgagee a nondisturbance agreement providing that in the event of foreclosure the mortgagee will recognize the validity of this Lease, and, provided Lessee is not in default, will not disturb Lessee's possession hereunder.

14.0           Upon ten (10) days prior written notice from IHFC(R), Lessee
ESTOPPEL       agrees to execute, acknowledge and deliver to IHFC(R),
CERTIFICATES   Lessee's .certificate: (a) stating whether this Lease is in full force and effect; (b) stating whether this Lease has been modified, and if so, the nature of such modification; (c) stating the date through which rent and other charges are paid in advance; (d) stating whether, to Lessee's knowledge, there are any uncured defaults of IHFC(R) under this Lease, specifying the nature of any claimed default; and (e) providing such other information as IHFC(R) may reasonably request with respect to the status of the Lease. Any such certificate may be conclusively relied upon by IHFC(R) or any prospective purchaser or mortgagee of the Home Furnishings Center.

15.0           All notices required or permitted by the terms of this Lease
NOTICES shall be deemed given when deposited in the United States Registered or Certified Mail, Postage Prepaid, or with verification of delivery by telegram, cable, telex, commercial courier or any other generally accepted means of business communication, to either party, at the address set forth for such party on the first page of this Lease. Either party may change the address to which notices must be sent by giving notice to the other party in accordance with this Section.

16.0 (a) This Lease shall be governed, construed, and enforced under MISCELLANEOUS the laws of North Carolina and the parties submit to the jurisdiction of the courts of North Carolina and stipulate that Guilford County, North Carolina, is proper venue for the purpose of all controversies which may arise under this Lease;
               (b) This Lease contains the entire understanding of the parties and there are no conditions precedent to its effectiveness or collateral understandings with respect to its subject matter;
               (c) It may not be modified except by writing signed by both parties;
               (d) It shall not be construed strictly against either party, but fairly in accordance with their intent as expressed herein;
               (e) Lessor's remedies are cumulative and not exclusive of other remedies to which Lessor may be legally entitled;
               (f) No waiver of any breach of a provision of this Lease may be construed to be a waiver of any succeeding breach of the same or any other provision, nor shall any endorsement or statement on any check or letter accompanying payment be deemed an accord and satisfaction, and IHFC(R) may accept payment without prejudice to its rights to pursue any remedy provided for in this Lease;
               (g) Time is of the essence in every particular, especially where the obligation to pay money is involved;
               (h) Amounts not paid IHFC(R) when due will bear interest on the unpaid balance at the lower of one and one-half percent (1-1/2%) per month or the maximum lawful rate; and
               (i) This Lease binds the parties, their respective heirs, personal representatives, successors and assigns.

     ====================================================================

                                  ADDENDUM A

     ====================================================================


This Addendum contains provisions which modify and supplement the provisions contained in the standard IHFC Lease and in IHFC's Standard Terms and conditions of Lease. If there is any conflict between the terms of this Addendum and the terms of IHFC's standard Lease or Standard Terms and Conditions of Lease, this Addendum controls.

1.   SIGNAGE

          Lessee agrees to pay for and maintain the standard exterior signage in accordance with signing specification on all fascias. (Signs are required on all fascias.) Lessee agrees not to place any other signs, banners, or other material of any kind on the exterior of the premises.

2.   DESIGN STATEMENT

          This Lease is contingent upon Lessee making a professionally designed showroom statement both interiorly and exteriorly.

3.   WINDOWS

          Lessee agrees that draperies, blinds, paper, curtains, or any other device that limits vision in the Premises will not be installed upon or near any window or door of the Premises.

     [Graphic of Tenth Floor Plan - Wrenn, Green, Commerce and Hamilton Wings Space No. W1047 plus bays W1041, C1003, G1062, G1067, G1077, H1042, H1043,
     H1045  -  46,300 Sq. Ft. appears here.]